                                   EXHIBIT 21

                          SUBSIDIARIES OF NUMEREX CORP.


Broadband Networks, Inc.                             (Tier 1)
DCX Systems, Inc.                                    (Tier 1)
Digilog, Inc.                                        (Tier 1)
Numerex Investment Corp.                             (Tier 1)
         BNI Solutions LLC                           (Tier 2)
         DCX Systems (Australia) Pty Limited         (Tier 2)
         Numerex Solutions LLC                       (Tier 2)
         MobileGuardian LLC                          (Tier 2)
Cellemetry LLC(1)
         Uplink Security, Inc.                       (Tier 2)

(1)      Company owns 60%. Cingular Wireless LLC owns the remaining 40%.


                                      E-17